Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
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www.lw.com
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Milan

November 19, 2020

Capitol Investment Corp. V

1300 17th Street North, Suite 820
Arlington, Virginia 22209

Re: Initial Public Offering of Units of Capitol Investment Corp. V

Ladies and Gentlemen:

We have acted as special counsel to Capitol Investment Corp. V, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 34,500,000 units of the Company (collectively, the “Units”), with each Unit consisting of one share of Class A common stock of the Company, $0.0001 par value per share (the “Common Stock” and the shares of Common Stock to be included in the Units, the “Shares”), and one-third of one warrant of the Company (the “Warrants”), each whole warrant entitling the holder thereof to purchase one share of Common Stock. The Units, the Shares and the Warrants are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2020 (as amended, the “Registration Statement”). The terms “Units,” “Shares” and “Warrants” shall include any additional such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Units, the Shares and the Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

November 19, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), the issue and sale of the Units will have been duly authorized by all necessary corporate action of the Company, and the Units will be validly issued, fully paid and nonassessable.

2.	When the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.	When the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion set forth in numbered paragraph 3 is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

November 19, 2020

With your consent, we have assumed (a) that the Warrants have been or will be duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Warrants constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Units, the Shares and the Warrants. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP